RenaissanceRe Reports Net Income of $268.7 Million for the Fourth Quarter of 2013 or $6.05 Per Diluted Common Share; Quarterly Operating Income of $206.8 Million or $4.64 Per Diluted Common Share
Annual Net Income of $665.7 Million for 2013 or $14.87 Per Diluted Common Share; Annual Operating Income of $630.6 Million or $14.08 Per Diluted Common Share
Pembroke, Bermuda, February 4, 2014 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $268.7 million, or $6.05 per diluted common share in the fourth quarter of 2013, compared to $41.7 million, or $0.87 per diluted common share in the fourth quarter of 2012. Operating income available to RenaissanceRe common shareholders was $206.8 million, or $4.64 per diluted common share for the fourth quarter of 2013, compared to $31.0 million or $0.65, respectively, in the fourth quarter of 2012. The Company reported an annualized return on average common equity of 31.5% and an annualized operating return on average common equity of 24.3% in the fourth quarter of 2013, compared to 5.2% and 3.9%, respectively, in the fourth quarter of 2012. Book value per common share increased $5.71, or 7.7%, in the fourth quarter of 2013 to $80.29, compared to a 0.1% decrease in the fourth quarter of 2012. Tangible book value per common share plus accumulated dividends increased 8.1% in the fourth quarter of 2013, compared to a 0.3% increase in the fourth quarter of 2012.
For 2013, the Company reported net income available to RenaissanceRe common shareholders of $665.7 million, or $14.87 per diluted common share, compared to $566.0 million, or $11.23 per diluted common share in 2012. Operating income available to RenaissanceRe common shareholders was $630.6 million, or $14.08 per diluted common share for 2013, compared to $402.4 million, or $7.93 per diluted common share in 2012. The Company reported a return on average common equity of 20.5% and an operating return on average common equity of 19.4% in 2013, compared to 17.7% and 12.6%, respectively, in 2012. Book value per common share increased $12.15, or 17.8%, in 2013 to $80.29, compared to an increase of 15.0% in 2012. Tangible book value per common share plus accumulated dividends increased 19.7% in 2013, compared to a 17.0% increase in 2012.
Kevin J. O’Donnell, CEO, commented:  “I am pleased to report strong financial performance for the year, with $665.7 million of net income, a 19.4% operating ROE and 19.7% growth in tangible book value per common share plus the change in accumulated dividends.  For the quarter, we generated net income of $268.7 million, an annualized operating ROE of 24.3% and an 8.1% increase in tangible book value per common share plus the change in accumulated dividends.  Both the quarter and year were driven by strong underwriting and investment performance, while we continued to invest in our future.”
Mr. O’Donnell continued:  “Although the most recent renewal was particularly competitive, our seasoned team was able to react quickly, access desirable business, and build an attractive portfolio of risks for our wholly owned and joint venture balance sheets.  We enter 2014 with a strong balance sheet, some of the highest ratings in the industry, and a flexible operating platform from which to serve our clients and partners.”
SEGMENTS
As of December 31, 2013, the Company now has three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit, (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit, and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458 (“Syndicate 1458”). Financial information related to the Catastrophe Reinsurance segment and Specialty Reinsurance segment was previously provided in the Company's financial supplements and aggregated together as the Reinsurance segment for GAAP reporting in accordance with FASB ASC Topic Segment Reporting. All prior periods presented have been reclassified to conform to this new presentation.

FOURTH QUARTER 2013 HIGHLIGHTS

•
The Company generated underwriting income of $188.9 million and a combined ratio of 26.4% in the fourth quarter of 2013, compared to $4.3 million and 98.5% in the fourth quarter of 2012, respectively. These results were primarily driven by relatively light catastrophe losses during the fourth quarter of 2013, compared to the fourth quarter of 2012 when Storm Sandy occurred and negatively impacted the Company’s underwriting results by $127.0 million and added 60.7 percentage points to the combined ratio in that quarter. In addition, the Company recorded favorable development on prior accident years losses of $72.3 million in the fourth quarter of 2013, compared to $36.3 million in the fourth quarter of 2012, primarily driven by the Catastrophe Reinsurance segment, as discussed further below.

•
Total investment result of $140.1 million in the fourth quarter of 2013, which includes the sum of net investment income, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to $50.4 million in the fourth quarter of 2012, was primarily driven by a gain of $73.1 million related to the Company’s investment in the common shares of Essent Group Ltd. (“Essent”), combined with higher returns in the remainder of the Company’s portfolio of equity investments trading and other investments.

•
Net income attributable to noncontrolling interests of $54.2 million in the fourth quarter of 2013 increased from $9.7 million in the fourth quarter of 2012, principally due to an increase in the profitability of DaVinciRe as a result of improved underwriting performance driven by relatively light catastrophe losses during the fourth quarter of 2013, compared to the fourth quarter of 2012.

Net Positive Impact (1) of Storm Sandy During the Fourth Quarter of 2013
During the fourth quarter of 2013, the Company experienced favorable development on prior accident years net claims and claim expenses related to Storm Sandy which had a net positive impact on the Company’s consolidated financial statements, as detailed in the table below.

Three months ended December 31, 2013	Storm Sandy
(in thousands, except percentages)
Net claims and claim expenses incurred	$48,285
Reinstatement premiums earned	(12,894)
Ceded reinstatement premiums earned	341
Profit commissions	657
Net positive impact on underwriting result	36,389
Redeemable noncontrolling interest	(5,706)
Net positive impact	$30,683
Percentage point impact on consolidated combined ratio	(17.0)

Net positive impact on Catastrophe Reinsurance segment underwriting result	$32,805
Net negative impact on Specialty Reinsurance segment underwriting result	28
Net positive impact on Lloyd’s segment underwriting result	3,556
Net positive impact on underwriting result	$36,389

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were negative $17.9 million in the fourth quarter of 2013, a decrease of $41.4 million, compared to the fourth quarter of 2012, primarily driven by $33.9 million of net negative reinstatement premiums from large losses, as a result of reductions in net claims and claim expenses and related reinstatement premium with respect to Storm Sandy, the Thailand Floods which occurred in late 2011 and the Tohoku Earthquake. Excluding the impact of $33.9 million of net negative reinstatement premiums written in the fourth quarter of 2013 and $36.5 million of net positive reinstatement premiums written in the fourth quarter of 2012 from large losses, gross premiums written in the Catastrophe Reinsurance segment were $16.0 million in the fourth quarter of 2013, an increase of $29.0 million compared to the fourth quarter of 2012.

Managed catastrophe premiums increased $31.0 million, to $20.2 million in the fourth quarter of 2013, compared to negative $10.8 million in the fourth quarter of 2012, net of $34.0 million of net negative reinstatement premiums written in the fourth quarter of 2013 and $37.9 million of net positive reinstatement premiums written in the fourth quarter of 2012.
The Catastrophe Reinsurance segment generated underwriting income of $171.6 million and a combined ratio of negative 12.8% in the fourth quarter of 2013, compared to $11.5 million and 94.4% in the fourth quarter of 2012, respectively. The $160.1 million increase in underwriting income in the fourth quarter of 2013, compared to the fourth quarter of 2012, was driven by relatively light catastrophe losses during the fourth quarter of 2013 resulting in a $167.6 million decrease in current accident year net claims and claim expenses, combined with a $13.9 million decrease in acquisition expenses and a $34.5 million increase in favorable development on prior accident years net claims and claim expenses, partially offset by a $53.1 million decrease in net premiums earned, driven by the net negative reinstatement premiums written in the fourth quarter of 2013 and the net positive reinstatement premiums written in the fourth quarter of 2012. The decrease in acquisition expenses is primarily attributable to increases in profit commissions on certain ceded reinsurance contracts the Company has entered into. Included in the Catastrophe Reinsurance segment‘s current accident year net claims and claim expenses in the fourth quarter of 2013 is a reduction in the estimate ultimate net loss of $13.8 million related to the European Floods which occurred in June 2013. In addition, the net positive impact on the Catastrophe Reinsurance segment‘s underwriting results from the Company’s review of Storm Sandy during the fourth quarter of 2013 was $32.8 million, or 31.1 percentage points on the combined ratio.
The Catastrophe Reinsurance segment experienced $59.0 million of favorable development on prior years reserves in the fourth quarter of 2013, compared to $24.5 million in the fourth quarter of 2012, primarily due to $44.5 million, $13.4 million and $5.7 million of aggregate favorable development related to reductions in the expected ultimate net loss for Storm Sandy, the Tohoku Earthquake and the 2011 New Zealand Earthquake, respectively, as reported claims activity on these events came in lower than expected, partially offset by adverse development on the 2010 New Zealand Earthquake of $9.4 million.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $58.5 million in the fourth quarter of 2013, an increase of $24.3 million, or 71.3%, compared to the fourth quarter of 2012, driven by increases across a number of lines of business, most notably the Company’s credit related lines of business, and higher quota share premiums.
The Specialty Reinsurance segment generated underwriting income of $23.0 million and a combined ratio of 58.3% in the fourth quarter of 2013, compared to $12.9 million and 69.9% in the fourth quarter of 2012, respectively. The $10.2 million increase in underwriting income was driven by a $12.5 million increase in net premiums earned as a result of the increase in gross premiums written, noted above.
The Specialty Reinsurance segment experienced $10.9 million of favorable development on prior years reserves in the fourth quarter of 2013, compared to $14.9 million in the fourth quarter of 2012, principally due to reported claims activity coming in lower than expected on prior accident years events.
Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $43.5 million in the fourth quarter of 2013, an increase of $17.4 million, or 66.4%, compared to the fourth quarter of 2012, primarily due to continued organic growth within the segment. The Lloyd’s segment incurred an underwriting loss of $3.1 million and a combined ratio of 106.3% in the fourth quarter of 2013, compared to an underwriting loss of $14.5 million and a combined ratio of 140.9% in the fourth quarter of 2012, respectively. The decrease in the underwriting loss in the Lloyd’s segment primarily reflects the increase in net earned premiums due to the growth in gross premiums written, noted above.
Other Items

•
During the period from October 1, 2013 through October 30, 2013, the Company recorded $37.6 million of net investment income related to the estimated increase in the fair value of Essent. From October 31, 2013 (the date of Essent’s initial public offering (“IPO”)) through December 31, 2013, the Company recorded $35.5 million of unrealized gains in net realized and unrealized gains on investments in the Company’s consolidated statements of operations as its investment in Essent was considered equity investments trading on the Company’s consolidated balance sheet as of October 31, 2013 (the date of Essent’s IPO). At December 31,

2013, the fair value of the Company’s investment in Essent was $121.1 million. The Company has agreed, subject to certain exceptions, not to dispose of or hedge any of the common shares of Essent it holds prior to April 28, 2014.

•
The Company has funded Upsilon Reinsurance Fund Opportunities Ltd. (“Upsilon RFO”), formerly known as Upsilon Reinsurance II Ltd., a Bermuda domiciled special purpose insurance vehicle, to create additional reinsurance capacity for the worldwide aggregate retrocessional reinsurance market.  Investors (including the Company) have capitalized Upsilon RFO and the fully-collateralized reinsurance limit has been fully deployed. Upsilon RFO is managed by Renaissance Underwriting Managers, Ltd. Upsilon RFO may raise additional capital and provide additional fully-collateralized reinsurance capacity if market opportunities exist.

•
During January 2014, DaVinciRe redeemed a portion of its outstanding shares from all existing DaVinciRe shareholders, including the Company, while a new DaVinciRe shareholder purchased shares in DaVinciRe. The net redemption as a result of these transactions was $300.0 million. The Company’s ownership in DaVinciRe subsequent to these transactions is 26.5%, effective January 1, 2014.

•
During the fourth quarter of 2013, the Company repurchased an aggregate of 729 thousand common shares in open market transactions and a privately negotiated transaction at an aggregate cost of $66.9 million and at an average share price of $91.78.

•
Subsequent to December 31, 2013 and through the period ended February 3, 2014, the Company repurchased 985 thousand common shares in open market transactions at an aggregate cost of $89.3 million and at an average share price of $90.61.

FULL YEAR 2013 HIGHLIGHTS

•
Gross premiums written increased $53.8 million, or 3.5% in 2013, to $1,605.4 million. Excluding the impact of $24.2 million of net negative reinstatement premiums written from large losses in 2013 and $20.1 million of net positive reinstatement premiums written from large losses in 2012, respectively, gross premiums written increased $98.1 million, or 6.4%, in 2013, driven by continued growth within the Company’s Specialty Reinsurance and Lloyd’s segments.

•
Underwriting income of $626.7 million and a combined ratio of 43.8% in 2013, compared to $451.5 million and 57.8% in 2012, respectively, was positively impacted by a decrease in net claims and claim expenses of $153.9 million due to lower insured losses in respect of large events. Included in underwriting income for 2013 was $22.9 million and $12.7 million of underwriting losses related to the May 2013 U.S. Tornadoes and the European Floods, respectively, which added a total of 3.5 percentage points to the combined ratio. In comparison, Storm Sandy and Hurricane Isaac resulted in $149.1 million and $26.3 million of underwriting losses in 2012, respectively, which added a total of 19.0 percentage points to the combined ratio. Favorable development on prior accident years was $144.0 million in 2013, compared to $158.0 million in 2012, primarily driven by the Catastrophe Reinsurance segment, as discussed further below.

•
Total investment result was $235.1 million in 2013, which includes the sum of net investment income, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to $329.1 million in 2012. The decrease in the investment result was primarily due to lower total returns on the Company’s fixed maturity investment portfolio as a result of a rising interest rate environment in 2013, compared to significant contraction in credit spreads yielding higher returns on the Company’s fixed maturity investment portfolio in 2012; partially offset by realized and unrealized gains in the Company’s portfolio of equity investments trading of $26.7 million and $42.9 million in 2013, respectively, compared to $Nil and $7.6 million in 2012, respectively, and improved returns in the Company’s portfolio of other investments, primarily driven by the Company’s investment in the common shares of Essent and, to a lesser extent, the improved global equity markets during 2013. With respect to Essent, during the period from January 1, 2013 through October 30, 2013, the Company recorded $56.9 million of net investment income related to the estimated increase in the fair value of its investment in Essent. From October 31, 2013 (the date of Essent’s IPO) through December 31, 2013, the Company recorded $35.5 million of unrealized gains in net realized and unrealized gains on investments in its consolidated statements of operations as its investment in Essent was considered equity investments trading on the Company’s consolidated balance sheet as of October 31, 2013 (the date of Essent’s IPO). In addition, the Company recognized gains of $31.1 million on investments-related derivatives in 2013 as a result of the increasing interest rates noted above.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment decreased by $61.8 million, or 5.2%, to $1,120.4 million in 2013, compared to $1,182.2 million in 2012, primarily reflecting reduced risk-adjusted pricing in the catastrophe markets the Company serves, including the Florida market as a whole, and the non-renewal of a number of contracts during the January and June 2013 renewals, partially offset by some pockets of new demand. In addition, the Catastrophe Reinsurance segment’s underwriting results in 2013 were impacted by $65.6 million of gross premiums written related to increased quota share premium and $27.0 million associated with a multi-year transaction booked in the second quarter of 2013; partially offset by negative reinstatement premiums written of $24.1 million, which principally related to decreases in the net claims and claim expenses associated with Storm Sandy, the Tohoku Earthquake and the Thailand Floods. The Company’s catastrophe reinsurance premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.
For 2013, managed catastrophe premiums, net of reinstatement premiums written of negative $24.1 million and positive $18.5 million in 2013 and 2012, respectively, totaled $1,246.1 million, a decrease of $27.1 million, or 2.1%, compared to 2012, primarily reflecting reduced risk-adjusted pricing in the catastrophe markets the Company serves, including the Florida market as a whole, and the non-renewal of a number of contracts during the January and June 2013 renewals, partially offset by some pockets of new demand, as noted above.
The Catastrophe Reinsurance segment generated underwriting income of $558.5 million and a combined ratio of 22.8% in 2013, compared to $446.1 million and 42.9% in 2012, respectively. The $112.5 million increase in underwriting income in the Catastrophe Reinsurance segment was driven by relatively light catastrophe losses in 2013 resulting in a $165.8 million decrease in current accident year net claims and claim expenses, combined with a $17.5 million decrease in acquisition expenses, partially offset by a $58.0 million decrease in net premiums earned. The decrease in acquisition expenses is primarily attributable to increases in profit commissions on certain ceded reinsurance contracts the Company enters into.
Included in the underwriting results of the Catastrophe Reinsurance segment in 2013 is $21.9 million and $10.7 million of underwriting losses related to the May 2013 U.S. Tornadoes and the European Floods, respectively.
The Catastrophe Reinsurance segment experienced $102.0 million of favorable development on prior years reserves in 2013, compared to $110.6 million in 2012, primarily due to $44.5 million, $18.0 million, $16.3 million and $10.9 million of aggregate favorable development related to reductions in the expected ultimate net loss for Storm Sandy, the Tohoku Earthquake, the 2008 Hurricanes and the 2011 New Zealand Earthquake, respectively, as reported claims on these events came in lower than expected, partially offset by adverse development on the 2010 New Zealand Earthquake of $11.0 million.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment increased $49.6 million, or 23.6%, to $259.5 million in 2013, compared to $209.9 million in 2012, primarily due to a number of new contracts and higher quota share premiums. The Company’s specialty reinsurance premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.
The Specialty Reinsurance segment generated underwriting income of $73.8 million and a combined ratio of 65.6% in 2013, compared to $34.9 million and 78.8% in 2012, respectively. The $38.8 million increase in underwriting income is primarily due to a $49.6 million increase in net premiums earned as a result of the growth in gross premiums written over the prior twelve months and a $9.6 million decrease in net claims and claim expenses, partially offset by a $17.7 million increase in acquisition expenses due to higher net premiums earned and a higher proportion of quota share reinsurance premiums which have a higher acquisition expense ratio.
The Specialty Reinsurance segment experienced $34.1 million of favorable development on prior year reserves in 2013, compared to $34.1 million in 2012, primarily driven by $10.4 million associated with actuarial assumption changes in the first quarter of 2013, principally in the casualty clash and casualty risk lines of business, which were primarily as a result of revised claim development factors based on actual loss experience, and $23.7 million due to reported claims coming in lower than expected on prior accident years events.

Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $226.5 million in 2013, an increase of $66.5 million, or 41.6%, compared to 2012, primarily as a result of continued growth across all lines of business within the segment. The Lloyd’s segment incurred an underwriting loss of $5.0 million and a combined ratio of 102.9% in 2013, compared to a $25.8 million underwriting loss and 121.0% in 2012, respectively. The $20.8 million improvement in the underwriting result for the Lloyd’s segment is primarily due to the relatively low level of insured catastrophe loss activity during 2013, compared to 2012 which was negatively impacted by Storm Sandy, which resulted in $17.1 million of underwriting losses and increased the combined ratio by 16.2 percentage points.
The favorable development of $8.3 million within our Lloyd’s segment in 2013, compared to $16.2 million in 2012, was primarily related to reported claims coming in lower than expected on prior accident years events.
Other Items

•
During 2013, the Company repurchased an aggregate of 2.5 million common shares in open market transactions and a privately negotiated transaction at an aggregate cost of $207.9 million and at an average share price of $84.80.

•
Net income attributable to redeemable noncontrolling interests of $151.1 million in 2013, compared to $148.0 million in 2012, was primarily due to the Company’s ownership percentage in DaVinciRe decreasing to 27.3% at December 31, 2013, compared to 30.8% at December 31, 2012, resulting in an increase in the portion of DaVinciRe’s net income attributable to noncontrolling interests.

•
Income from discontinued operations was $2.4 million in 2013, compared to a loss from discontinued operations of $16.5 million in 2012. Included in income from discontinued operations in 2013 is trading-related income of $10.5 million, partially offset by an $8.8 million loss on sale of the Company’s U.S.-based weather and weather-related energy risk management unit (“REAL”) during the third quarter of 2013. In comparison, the loss from discontinued operations of $16.5 million in 2012 was primarily due to REAL experiencing trading losses driven by unusually warm weather experienced in parts of the United Kingdom and the United States, principally during the first quarter of 2012.

•	The Company’s corporate expenses increased $17.2 million to $33.6 million in 2013, compared to 2012, primarily due to costs associated with senior management transition changes during the year.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, February 5, 2014 at 10:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

(1)
Net positive impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, profit commissions and redeemable noncontrolling interest. The Company’s estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of this event, delays in receiving claims data, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from this event. In addition, a significant portion of the net claims and claim expenses associated with Storm Sandy are concentrated with a few large clients and therefore the loss estimates for this event may vary significantly based on the claims experience of those clients. Accordingly, the Company’s actual net negative impact from this event will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director of Investor Relations	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues
Gross premiums written	$84,122	$83,745	$1,605,412	$1,551,591
Net premiums written	$80,784	$77,417	$1,203,947	$1,102,657
Decrease (increase) in unearned premiums	175,981	206,234	(89,321)	(33,302)
Net premiums earned	256,765	283,651	1,114,626	1,069,355
Net investment income	78,732	39,000	208,028	165,725
Net foreign exchange gains	1,747	1,851	1,917	5,319
Equity in earnings of other ventures	6,274	6,612	23,194	23,238
Other loss	(173)	(2,850)	(2,359)	(2,120)
Net realized and unrealized gains on investments	61,864	12,139	35,076	163,121
Total other-than-temporary impairments	—	—	—	(395)
Portion recognized in other comprehensive income, before taxes	—	—	—	52
Net other-than-temporary impairments	—	—	—	(343)
Total revenues	405,209	340,403	1,380,482	1,424,295
Expenses
Net claims and claim expenses incurred	(20,854)	186,893	171,287	325,211
Acquisition expenses	31,026	39,385	125,501	113,542
Operational expenses	57,658	53,096	191,105	179,151
Corporate expenses	3,304	3,889	33,622	16,456
Interest expense	4,297	5,772	17,929	23,097
Total expenses	75,431	289,035	539,444	657,457
Income from continuing operations before taxes	329,778	51,368	841,038	766,838
Income tax expense	(1,336)	(405)	(1,692)	(1,413)
Income from continuing operations	328,442	50,963	839,346	765,425
Income (loss) from discontinued operations	—	9,029	2,422	(16,476)
Net income	328,442	59,992	841,768	748,949
Net income attributable to noncontrolling interests	(54,191)	(9,692)	(151,144)	(148,040)
Net income available to RenaissanceRe	274,251	50,300	690,624	600,909
Dividends on preference shares	(5,595)	(8,645)	(24,948)	(34,895)
Net income available to RenaissanceRe common shareholders	$268,656	$41,655	$665,676	$566,014

Income from continuing operations available to RenaissanceRe common shareholders per common share - basic	$6.14	$0.69	$15.08	$11.74
Income (loss) from discontinued operations available (attributable) to RenaissanceRe common shareholders per common share - basic	—	0.19	0.06	(0.34)
Net income available to RenaissanceRe common shareholders per common share - basic	$6.14	$0.88	$15.14	$11.40
Income from continuing operations available to RenaissanceRe common shareholders per common share - diluted	$6.05	$0.68	$14.82	$11.56
Income (loss) from discontinued operations available (attributable) to RenaissanceRe common shareholders per common share - diluted	—	0.19	0.05	(0.33)
Net income available to RenaissanceRe common shareholders per common share - diluted	$6.05	$0.87	$14.87	$11.23

Average shares outstanding - basic	43,160	46,442	43,349	48,873
Average shares outstanding - diluted	43,769	47,297	44,128	49,603

Net claims and claim expense ratio	(8.1)%	65.9%	15.4%	30.4%
Underwriting expense ratio	34.5%	32.6%	28.4%	27.4%
Combined ratio	26.4%	98.5%	43.8%	57.8%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$4.64	$0.65	$14.08	$7.93
Operating return on average common equity - annualized (1)	24.3%	3.9%	19.4%	12.6%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2013	December 31, 2012
Assets
Fixed maturity investments trading, at fair value	$4,809,036	$4,660,168
Fixed maturity investments available for sale, at fair value	34,241	83,442
Total fixed maturity investments, at fair value	4,843,277	4,743,610
Short term investments, at fair value	1,044,779	821,163
Equity investments trading, at fair value	254,776	58,186
Other investments, at fair value	573,264	644,711
Investments in other ventures, under equity method	105,616	87,724
Total investments	6,821,712	6,355,394
Cash and cash equivalents	408,032	304,145
Premiums receivable	474,087	491,365
Prepaid reinsurance premiums	66,132	77,082
Reinsurance recoverable	101,025	192,512
Accrued investment income	34,065	33,478
Deferred acquisition costs	81,684	52,622
Receivable for investments sold	75,845	168,673
Other assets	108,438	110,777
Goodwill and other intangibles	8,111	8,486
Assets of discontinued operations held for sale	—	134,094
Total assets	$8,179,131	$7,928,628
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,563,730	$1,879,377
Unearned premiums	477,888	399,517
Debt	249,430	349,339
Reinsurance balances payable	293,022	290,419
Payable for investments purchased	193,221	278,787
Other liabilities	397,596	198,434
Liabilities of discontinued operations held for sale	—	57,440
Total liabilities	3,174,887	3,453,313
Redeemable noncontrolling interest	1,099,860	968,259
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	43,646	45,542
Accumulated other comprehensive income	4,131	13,622
Retained earnings	3,456,607	3,043,901
Total shareholders’ equity attributable to RenaissanceRe	3,904,384	3,503,065
Noncontrolling interest	—	3,991
Total shareholders’ equity	3,904,384	3,507,056
Total liabilities, noncontrolling interests and shareholders’ equity	$8,179,131	$7,928,628

Book value per common share	$80.29	$68.14

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended December 31, 2013
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$(17,859)	$58,464	$43,517	$—	$84,122
Net premiums written	$(21,507)	$59,978	$42,116	$197	$80,784
Net premiums earned	$152,155	$55,246	$49,167	$197	$256,765
Net claims and claim expenses incurred	(64,612)	13,513	27,454	2,791	(20,854)
Acquisition expenses	11,295	9,399	10,485	(153)	31,026
Operational expenses	33,843	9,322	14,347	146	57,658
Underwriting income (loss)	$171,629	$23,012	$(3,119)	$(2,587)	188,935
Net investment income				78,732	78,732
Net foreign exchange gains				1,747	1,747
Equity in earnings of other ventures				6,274	6,274
Other loss				(173)	(173)
Net realized and unrealized gains on investments				61,864	61,864
Corporate expenses				(3,304)	(3,304)
Interest expense				(4,297)	(4,297)
Income from continuing operations before taxes					329,778
Income tax expense				(1,336)	(1,336)
Net income attributable to noncontrolling interests				(54,191)	(54,191)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$268,656

Net claims and claim expenses incurred – current accident year	$(5,641)	$24,364	$32,675	$—	$51,398
Net claims and claim expenses incurred – prior accident years	(58,971)	(10,851)	(5,221)	2,791	(72,252)
Net claims and claim expenses incurred – total	$(64,612)	$13,513	$27,454	$2,791	$(20,854)

Net claims and claim expense ratio – current accident year	(3.7)%	44.1%	66.5%	—%	20.0%
Net claims and claim expense ratio – prior accident years	(38.8)%	(19.6)%	(10.7)%	1,416.8%	(28.1)%
Net claims and claim expense ratio – calendar year	(42.5)%	24.5%	55.8%	1,416.8%	(8.1)%
Underwriting expense ratio	29.7%	33.8%	50.5%	(3.6)%	34.5%
Combined ratio	(12.8)%	58.3%	106.3%	1,413.2%	26.4%

	Three months ended December 31, 2012
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$23,524	$34,132	$26,151	$(62)	$83,745
Net premiums written	$18,351	$33,065	$25,702	$299	$77,417
Net premiums earned	$205,240	$42,710	$35,402	$299	$283,651
Net claims and claim expenses incurred	137,429	13,701	29,950	5,813	186,893
Acquisition expenses	25,229	7,520	6,635	1	39,385
Operational expenses	31,053	8,636	13,285	122	53,096
Underwriting income (loss)	$11,529	$12,853	$(14,468)	$(5,637)	4,277
Net investment income				39,000	39,000
Net foreign exchange gains				1,851	1,851
Equity in earnings of other ventures				6,612	6,612
Other loss				(2,850)	(2,850)
Net realized and unrealized gains on investments				12,139	12,139
Corporate expenses				(3,889)	(3,889)
Interest expense				(5,772)	(5,772)
Income from continuing operations before taxes					51,368
Income tax expense				(405)	(405)
Income from discontinued operations				9,029	9,029
Net income attributable to noncontrolling interests				(9,692)	(9,692)
Dividends on preference shares				(8,645)	(8,645)
Net income available to RenaissanceRe common shareholders					$41,655

Net claims and claim expenses incurred – current accident year	$161,913	$28,560	$32,747	$—	$223,220
Net claims and claim expenses incurred – prior accident years	(24,484)	(14,859)	(2,797)	5,813	(36,327)
Net claims and claim expenses incurred – total	$137,429	$13,701	$29,950	$5,813	$186,893

Net claims and claim expense ratio – current accident year	78.9%	66.9%	92.5%	—%	78.7%
Net claims and claim expense ratio – prior accident years	(11.9)%	(34.8)%	(7.9)%	1,944.1%	(12.8)%
Net claims and claim expense ratio – calendar year	67.0%	32.1%	84.6%	1,944.1%	65.9%
Underwriting expense ratio	27.4%	37.8%	56.3%	41.2%	32.6%
Combined ratio	94.4%	69.9%	140.9%	1,985.3%	98.5%
(1) Included in gross premiums written in the Other category is inter-segment gross premiums written of $0.1 million for the three months ended December 31, 2012.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Twelve months ended December 31, 2013
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$1,120,379	$259,489	$226,532	$(988)	$1,605,412
Net premiums written	$753,078	$248,562	$201,697	$610	$1,203,947
Net premiums earned	$723,705	$214,306	$176,029	$586	$1,114,626
Net claims and claim expenses incurred	7,908	67,236	95,693	450	171,287
Acquisition expenses	49,161	41,538	34,823	(21)	125,501
Operational expenses	108,130	31,780	50,540	655	191,105
Underwriting income (loss)	$558,506	$73,752	$(5,027)	$(498)	626,733
Net investment income				208,028	208,028
Net foreign exchange gains				1,917	1,917
Equity in earnings of other ventures				23,194	23,194
Other loss				(2,359)	(2,359)
Net realized and unrealized gains on investments				35,076	35,076
Corporate expenses				(33,622)	(33,622)
Interest expense				(17,929)	(17,929)
Income from continuing operations before taxes					841,038
Income tax expense				(1,692)	(1,692)
Income from discontinued operations				2,422	2,422
Net income attributable to noncontrolling interests				(151,144)	(151,144)
Dividends on preference shares				(24,948)	(24,948)
Net income available to RenaissanceRe common shareholders					$665,676

Net claims and claim expenses incurred – current accident year	$109,945	$101,347	$103,949	$—	$315,241
Net claims and claim expenses incurred – prior accident years	(102,037)	(34,111)	(8,256)	450	(143,954)
Net claims and claim expenses incurred – total	$7,908	$67,236	$95,693	$450	$171,287

Net claims and claim expense ratio – current accident year	15.2%	47.3%	59.1%	—%	28.3%
Net claims and claim expense ratio – prior accident years	(14.1)%	(15.9)%	(4.7)%	76.8%	(12.9)%
Net claims and claim expense ratio – calendar year	1.1%	31.4%	54.4%	76.8%	15.4%
Underwriting expense ratio	21.7%	34.2%	48.5%	108.2%	28.4%
Combined ratio	22.8%	65.6%	102.9%	185.0%	43.8%

	Twelve months ended December 31, 2012
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$1,182,207	$209,887	$159,987	$(490)	$1,551,591
Net premiums written	$766,035	$201,552	$135,131	$(61)	$1,102,657
Net premiums earned	$781,738	$164,685	$122,968	$(36)	$1,069,355
Net claims and claim expenses incurred	165,209	76,813	80,242	2,947	325,211
Acquisition expenses	66,665	23,826	22,864	187	113,542
Operational expenses	103,811	29,124	45,680	536	179,151
Underwriting income (loss)	$446,053	$34,922	$(25,818)	$(3,706)	451,451
Net investment income				165,725	165,725
Net foreign exchange gains				5,319	5,319
Equity in earnings of other ventures				23,238	23,238
Other loss				(2,120)	(2,120)
Net realized and unrealized gains on investments				163,121	163,121
Net other-than-temporary impairments				(343)	(343)
Corporate expenses				(16,456)	(16,456)
Interest expense				(23,097)	(23,097)
Income from continuing operations before taxes					766,838
Income tax expense				(1,413)	(1,413)
Loss from discontinued operations				(16,476)	(16,476)
Net income attributable to noncontrolling interests				(148,040)	(148,040)
Dividends on preference shares				(34,895)	(34,895)
Net income attributable to RenaissanceRe common shareholders					$566,014

Net claims and claim expenses incurred – current accident year	$275,777	$110,959	$96,444	$—	$483,180
Net claims and claim expenses incurred – prior accident years	(110,568)	(34,146)	(16,202)	2,947	(157,969)
Net claims and claim expenses incurred – total	$165,209	$76,813	$80,242	$2,947	$325,211

Net claims and claim expense ratio – current accident year	35.3%	67.4%	78.4%	—%	45.2%
Net claims and claim expense ratio – prior accident years	(14.2)%	(20.8)%	(13.1)%	(8,186.1)%	(14.8)%
Net claims and claim expense ratio – calendar year	21.1%	46.6%	65.3%	(8,186.1)%	30.4%
Underwriting expense ratio	21.8%	32.2%	55.7%	(2,008.3)%	27.4%
Combined ratio	42.9%	78.8%	121.0%	(10,194.4)%	57.8%

(1)	Included in gross premiums written in the Other category is inter-segment gross premiums written of $1.0 million for the twelve months ended December 31, 2013 (2012 - $0.5 million).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$(4,041)	$13,743	$729,887	$733,963
DaVinci catastrophe premiums	(13,818)	9,781	390,492	448,244
Total Catastrophe Reinsurance segment gross premiums written	$(17,859)	$23,524	$1,120,379	$1,182,207

Specialty Reinsurance Segment
Renaissance specialty premiums	$58,014	$34,132	$256,354	$207,387
DaVinci specialty premiums	450	—	3,135	2,500
Total Specialty Reinsurance segment gross premiums written	$58,464	$34,132	$259,489	$209,887

Lloyd’s Segment
Specialty	$43,154	$24,390	$188,663	$123,099
Catastrophe	363	1,761	37,869	36,888
Total Lloyd’s segment gross premiums written	$43,517	$26,151	$226,532	$159,987

Managed Premiums (1)
Total catastrophe unit gross premiums written	(17,859)	23,524	1,120,379	1,182,207
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	3,694	1,781	63,721	72,648
Catastrophe premiums written in the Lloyd’s segment	363	1,761	37,869	36,888
Total managed catastrophe premiums (1)	$(13,802)	$27,066	$1,221,969	$1,291,743

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Fixed maturity investments	$24,759	$27,396	$95,907	$103,330
Short term investments	380	83	1,698	1,007
Equity investments trading	1,245	554	2,295	1,086
Other investments
Hedge funds and private equity investments	14,514	8,192	45,810	36,635
Other	40,818	5,902	73,692	35,196
Cash and cash equivalents	83	51	191	277
	81,799	42,178	219,593	177,531
Investment expenses	(3,067)	(3,178)	(11,565)	(11,806)
Net investment income	78,732	39,000	208,028	165,725

Gross realized gains	12,055	22,152	72,492	97,787
Gross realized losses	(8,810)	(3,650)	(50,206)	(16,705)
Net realized gains on fixed maturity investments	3,245	18,502	22,286	81,082
Net unrealized (losses) gains on fixed maturity investments trading	(2,489)	(8,454)	(87,827)	75,279
Net realized and unrealized gains (losses) on investments-related derivatives	6,570	1,522	31,058	(866)
Net realized gains on equity investments trading	8,455	—	26,650	—
Net unrealized gains on equity investments trading	46,083	569	42,909	7,626
Net realized and unrealized gains on investments	61,864	12,139	35,076	163,121
Total other-than-temporary impairments	—	—	—	(395)
Portion recognized in other comprehensive income, before taxes	—	—	—	52
Net other-than-temporary impairments	—	—	—	(343)
Change in net unrealized gains on fixed maturity investments available for sale	(471)	(784)	(8,029)	614
Total investment result	$140,125	$50,355	$235,075	$329,117
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations, net other-than-temporary impairments from continuing operations, and commencing in 2013, also excludes net realized and unrealized gains and losses on investments-related derivatives. Prior to 2013, investments-related derivative net realized and unrealized gains and losses were included in net investment income and were also included in the calculation of operating income available to RenaissanceRe common shareholders and related measures. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Twelve months ended
(in thousands of United States Dollars, except percentages)	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income available to RenaissanceRe common shareholders	$268,656	$41,655	$665,676	$566,014
Adjustment for net realized and unrealized gains on investments from continuing operations	(61,864)	(12,139)	(35,076)	(163,121)
Adjustment for net realized and unrealized (gains) losses on investments from discontinued operations	—	(1)	18	(3)
Adjustment for investments-related derivative net realized and unrealized losses (gains) included in operating income prior to 2013	—	1,523	—	(867)
Adjustment for net other-than-temporary impairments from continuing operations	—	—	—	343
Operating income available to RenaissanceRe common shareholders	$206,792	$31,038	$630,618	$402,366

Net income available to RenaissanceRe common shareholders per common share - diluted	$6.05	$0.87	$14.87	$11.23
Adjustment for net realized and unrealized gains on investments from continuing operations	(1.41)	(0.25)	(0.79)	(3.29)
Adjustment for net realized and unrealized (gains) losses on investments from discontinued operations	—	—	—	—
Adjustment for investments-related derivative net realized and unrealized losses (gains) included in operating income prior to 2013	—	0.03	—	(0.02)
Adjustment for net other-than-temporary impairments from continuing operations	—	—	—	0.01
Operating income available to RenaissanceRe common shareholders per common share - diluted	$4.64	$0.65	$14.08	$7.93

Return on average common equity - annualized	31.5%	5.2%	20.5%	17.7%
Adjustment for net realized and unrealized gains on investments from continuing operations	(7.2)%	(1.5)%	(1.1)%	(5.1)%
Adjustment for net realized and unrealized (gains) losses on investments from discontinued operations	—%	—%	—%	—%
Adjustment for investments-related derivative net realized and unrealized losses (gains) included in operating income prior to 2013	—%	0.2%	—%	—%
Adjustment for net other-than-temporary impairments from continuing operations	—%	—%	—%	—%
Operating return on average common equity - annualized	24.3%	3.9%	19.4%	12.6%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.

The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Book value per common share	$80.29	$74.58	$71.38	$71.07	$68.14
Adjustment for goodwill and other intangibles (1)	(0.85)	(0.84)	(0.85)	(0.85)	(0.86)
Tangible book value per common share	79.44	73.74	70.53	70.22	67.28
Adjustment for accumulated dividends	13.12	12.84	12.56	12.28	12.00
Tangible book value per common share plus accumulated dividends	$92.56	$86.58	$83.09	$82.50	$79.28

Quarterly change in book value per common share	7.7%	4.5%	0.4%	4.3%	(0.1)%
Quarterly change in tangible book value per common share plus change in accumulated dividends	8.1%	4.9%	0.8%	4.8%	0.3%
Annual change in book value per common share	17.8%				15.0%
Annual change in tangible book value per common share plus change in accumulated dividends	19.7%				17.0%

(1)
At December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, goodwill and other intangibles included $29.2 million, $28.5 million, $29.3 million, $29.3 million and $30.4 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.